Exhibit 99.1

BYRNA TECHNOLOGIES INC. TO COMMENCE STOCK REPURCHASE PROGRAM

ADOPTS RULE 10B5-1 STOCK REPURCHASE PLAN

ANDOVER, Mass., Feb. 16, 2022 /PRNewswire/ -- Byrna Technologies Inc. (NASDAQ: BYRN) (“Byrna”) or the “Company”) today announced that its Board of Directors has authorized the commencement of purchases of its common stock pursuant to the $30M Repurchase Program (the “Repurchase Program”) announced in early December.

To date, no stock has been repurchased because the Company has been in a standard blackout period in advance of its earnings release late last week. Bryan Ganz, President and Chief Executive Officer of Byrna, commented, “The Board’s approval of the Repurchase Program launch reflects the confidence that the Board and management have in

Byrna’s operating fundamentals, business opportunities, and growth prospects.”

Today the Board approved a written plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Plan”) to begin repurchases of Byrna common stock in the open market. Byrna intends to finance the repurchases using its available cash. Ganz further commented, “With the lifting of the blackout today, we wanted to get a 10b5-1 plan in place promptly, so that we can begin to execute the Repurchase Program. We also wanted to make sure that we are not similarly constrained as the end of the current quarter approaches and a new blackout period begins.”

Rule 10b5-1 allows a company to repurchase its shares at times when it otherwise might be prevented from doing so under the insider trading laws or because of selfimposed blackout periods provided, among other considerations, that repurchases are made pursuant to a plan adopted when the company is not aware of material nonpublic information or is not otherwise prohibited from acquiring its own shares. Repurchases under Byrna’s Plan will be executed by Raymond James.

The Rule 10b5-1 share purchases are expected to commence this month and continue until April 30, 2022 or until they reach the aggregate limit of $10M set by the Plan approved today, whichever occurs first.

There can be no assurances as to the exact number or aggregate value of shares that will be repurchased by Byrna. Subject to the rules and regulations of Securities Exchange Act of 1934 and other applicable laws and Exchange rules, the Repurchase Program and the Plan may be suspended or discontinued at any time in Byrna’s discretion.

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® SD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company's e-commerce store at http://www.byrna.com.

Forward Looking Information

This news release contains "forward-looking statements" within the meaning of securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "expects,"

"intends," "anticipates," and "believes" and statements that certain actions, events or results "may," "could," "would," "should," "might," "occur," or "be achieved," or "will be taken." Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to the Company's statements related to the implementation and execution of its repurchase program, including the timing, actual number of shares purchased and value of shares purchased. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied. Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, fluctuations in stock price, liquidity, capital position, market disruptions, alternative opportunities or needs for use of surplus cash, or any legal, regulatory or contractual restrictions on the repurchase of Company shares. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, ("Risk Factors") in our most recent Form 10-K, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contact:

Lisa Wager, Chief Legal Officer

Byrna Technologies Inc.

(978) 494-9430